[FORM OF INVESTOR SUPPORT SERVICES AGREEMENT]

                 TORREY INTERNATIONAL STRATEGY PARTNERS, LLC
                                 505 Park Avenue
                                    5th Floor
                            New York, New York 10022



                                                        As of October 27, 2003


Torrey Associates, LLC
505 Park Avenue
5th Floor
New York, New York  10022

      Re:   Appointment as Investor Support Services  Agent ("Agent")

Ladies and Gentlemen:

     Torrey International Strategy Partners, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund") hereby agrees with Torrey Associates, LLC, a limited liability company organized under the laws of the State of Delaware (the "Agent") as follows:

1.   Fund Offering.

     The Fund proposes to issue and to sell its limited liability company interests ("Interests") in accordance with a Private Placement Memorandum issued by the Fund, substantially in the form attached hereto as Exhibit A, as may be amended or supplemented from time to time (the "Memorandum").

2.   Definitions.

     All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meaning set forth in the Memorandum.

3.   Investor Support.

     (a) Subject to the terms and conditions set forth herein, the Fund hereby appoints the Agent as the Fund's non-exclusive investor support services agent in connection with the sale and repurchase of interests in the Fund. Subject to the performance in all material respects by the Fund of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Fund contained herein, the Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use the Agent's best efforts to: (a) be responsible for coordinating communications with Members (which may be through financial advisors used by such Members); (b) be responsible for responding to inquiries from Members regarding their accounts; (c) be responsible for coordinating the provision of investment account reports to Members (which may be through financial advisors used by such Members); and
          (d) act as primary agent to handle inquiries regarding tender offers and purchases made by the Funds. The Agent shall not have any liability to the Fund in the event that any investor fails to consummate the purchase of Interests for any reason other than the Agent's willful misconduct or gross negligence or violation of applicable law.

     (b) From time to time, Wachovia Securities, LLC and Wachovia Securities Financial Networks, LLC (together, the "Placement Agent") may provide investor support services in conjunction with those provided by the Agent pursuant to this Agreement. Such investor support services provided by the Placement Agent are provided pursuant to a separate placement agency agreement between the Fund and the Placement Agent.

4.   Subscription and Repurchase Procedures.

     (a) All subscriptions for Interests and payments by investors of subscription amounts for Interests and all repurchases of Interests and payments by the Fund for the repurchase of Interests shall be made pursuant to the terms and conditions set forth in the Memorandum and the subscription documentation. Tenders of Interests (in the event of a tender offer by the Fund to repurchase Interests) from investors shall be subject to processing by the Agent and the Fund, as described in Section 5 below.

     (b) Any payments received by the Agent hereunder for subscriptions in the name and on behalf of the Fund shall be handled by the Agent in accordance with the terms of the subscription documentation.

5.   Processing   of   Subscriptions,   Repurchase   Requests  and   Operational
     Procedures.

     (a) In the event of a tender offer by the Fund to repurchase interests from Members, the Agent shall review all letters of transmittal tendering Interests from each Member for completeness and shall promptly forward completed letters of transmittal to the Fund's administrator, Clark & Mulligan Fund Services, LLC, which shall promptly communicate to the Fund the receipt of the letter of transmittal. At the expiration of the tender offer, the Fund will communicate its decision to accept or reject the tender of Interests to the Agent which shall then communicate such decision to the Members tendering interests. The Agent has no authority to accept repurchase requests for Interests in the Fund.

     (b) The Agent and the Fund shall follow the operational procedures for the submission of subscriptions for Interests, payment therefor, the submission of repurchase requests and the payment of repurchase proceeds that are set forth in the Memorandum and the subscription documentation. The Fund also shall appoint an administrator that will advise and assist the Agent in, among other things, primary record keeping, capital accounting, tax reporting, tax withholding and monthly reconciliation of accounts and net asset values. The Fund also will be responsible for, among other things, all reporting to regulators and to Members, which shall include, among other things, a monthly calculation of net asset value, quarterly unaudited reports to Members and audited annual reports to Members. The monthly calculation of net asset value shall be calculated as set forth in the Memorandum, based upon United States generally accepted accounting principles, as set forth in the Fund's Pricing Procedures adopted by the Managers, and shall be transmitted to the Agent for purposes of allowing the Agent to confirm to Members the offering price or repurchase price, as the case may be, for Interests as soon as practicable after: (i) the initial closing date, (ii) each calendar month end or (iii) the repurchase date, as applicable. The Fund also shall retain an escrow agent as necessary.

6.   Representations and Warranties of the Fund.

     The  Fund represents and warrants to the Agent that:

     (a) The Fund has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Memorandum.

     (b) The Interests have been duly authorized for issuance and sale and, when issued and delivered by the Fund, will be validly issued by the Fund, fully paid and nonassessable.

     (c)  The Interests conform to the description thereof in the Memorandum.

     (d) The issuance and sale of Interests and the execution, delivery and performance of the Fund's obligations under this Agreement will not result in the violation of any material statute, law, rule or regulation applicable to the Fund.

     (e) This Agreement has been duly authorized, executed and delivered by the Fund and, assuming the Agent's execution hereof, will constitute a valid and binding agreement of the Fund.

7.   Covenants of the Fund.

     The  Fund covenants and agrees with the Agent as follows:

     (a) The Fund will apply the proceeds from the sale of Interests for the purposes set forth in the Memorandum.

     (b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Fund materially affects the Fund and which should be set forth in an amendment or supplement to the Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Fund will (i) notify the Agent as promptly as practical of the occurrence of such event, (ii) promptly prepare, subject to the prior approval of the Agent (which approval shall not be unreasonably withheld), and file with the Securities and Exchange Commission an amendment or supplement to the Memorandum, and (iii) furnish to the Agent copies of such amendment or supplement, in such reasonable quantities as the Agent may request in order that the Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

     (c) The Fund will perfect all state law exemptions for private placements by making the appropriate filings in the relevant states.

8.   Representations and Warranties of the Agent.

     The  Agent represents and warrants that:

     (a) The Agent has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulating officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business.

     (b) This Agreement has been duly authorized, executed and delivered by the Agent and, assuming the Fund's execution hereof, will constitute a valid and binding agreement of the Agent.

     (c) The Agent will (1) maintain all records required by law to be kept by it relating to transactions in Interests of the Fund by or on behalf of investors and compensation received by the Agent in respect thereto, and (2) upon request by the Fund in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party.

9.   Covenants of the Agent.

     The  Agent covenants and agrees as follows:

     (a) The Agent will cooperate with the Fund as reasonably necessary for the Fund to effectuate any state blue sky filings.

     (b) The Agent will be responsible for issues relating directly or indirectly to the licensing of its representatives and agents in all relevant jurisdictions.

10.  Compensation of Agent.

     Other than as set forth below, the Agent will receive no fee, payment or other remuneration from the Fund for its services under this Agreement. Compensation to the Agent under this Agreement is related only to the services provided by the Agent under this Agreement and does not under any circumstance constitute compensation for services provided by Torrey Associates, LLC under any other agreement with the Fund.

     (a) Investor Servicing Fee - The Fund shall pay the Agent a quarterly investor servicing fee (the "Investor Servicing Fee") on the last business day of the relevant quarter based on an annual rate of 0.05% of the Fund's net asset value attributable to investments in the Fund made during that quarter. The services to be provided by the Agent include providing reports and other information to investors, and services related to the maintenance of investor accounts. The Investor Servicing Fee shall be paid by the Fund to the Agent by wire transfer in immediately available federal funds to an account designated by the Agent, within twenty (20) days after the conclusion of each calendar quarter, beginning with the quarter ending subsequent to the initial closing date.

     (b) Costs - The Fund will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with servicing investor accounts and processing subscription for and repurchase of Interests. The Fund shall make such reimbursements within thirty (30) days after receiving an itemized report of such expenses from the Agent.

11.  Limitation of Liability and Indemnification.

     (a) The Fund will indemnify the Agent and its affiliates, and each of their members, directors, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Board members who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Agent agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 11. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

     (b) Notwithstanding any of the foregoing, the provisions of this Paragraph 11 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 11 to the fullest extent permitted by law. The provisions of this Paragraph 11 shall survive the termination or cancellation of this Agreement.

     (c) The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Members in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of the Agent or its affiliates, who may be or become an officer, Manager, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Agent even though compensated by it.

12.  Effective Date and Term of Agreement.

     This Agreement shall become effective for all purposes as of the date hereof and shall remain in effect for an initial term of one year from such date. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Managers of the Fund, including the vote of a majority of the Managers who are not "interested persons," as defined by the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund shall notify promptly the Agent if the continuance of this Agreement has not been so approved by the Managers.

13.  Termination.

     This Agreement may be terminated as follows:

     (a) Any party may terminate this Agreement without cause by written notice to the other parties on not less than sixty (60) days' notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the another party, by written notice to such party at any time.

     (b) By written notice to the Fund, the Agent may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, of the Fund, which, in the Agent's opinion, will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities, domestic or international terrorism or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in the Agent's judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to the Agent's best knowledge and belief, shall be contemplated.

     (c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

14.  Confidentiality.

     Each party shall keep confidential any non-public information in respect of the Members and any confidential and/or proprietary information relating to the business of each other party. Without limiting the foregoing, the Fund, and its respective employees, agents, officers and directors (collectively, the "Recipients") shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, investors (including Transferred Accounts) that initially become aware of the Fund or the Recipients or initially become known to the Recipients as a result of an employee of the Agent or an affiliate (each, a "Confidential Person"). Each of the Fund, on the one hand, and Agent, on the other hand, agrees that confidential and/or proprietary information of the other party may be disclosed to representatives of the other party hereto who need to know such information in connection with the offer and sale of Interests (it being understood that such representatives of a party shall be informed by such party of the confidential nature of such information and shall agree to be bound by the terms of this Agreement); and provided further, that any disclosure of such information may be made if required by law or requested by a regulatory authority, or if such other party consents thereto. Notwithstanding the foregoing, nothing in this Agreement will prevent the Fund from accepting investments from investors through other placement agents that the Fund does not independently know is a Confidential Person.

15.  Services Not Exclusive.

     The services to be rendered by the Agent hereunder shall be provided on a non-exclusive basis. The Agent shall be free throughout the term of this Agreement and after the termination thereof to provide the same or different services to other funds on the same or on different terms and conditions. Nothing herein shall restrict the Agent or its affiliates from creating or marketing any other product or investment vehicle.

16.  Notices.

     All communications under this Agreement shall be given in writing,  sent by
     (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

     If   to the Agent:

                  Torrey Associates LLC
                  505 Park Avenue, Fifth Floor
                  New York, NY  10022

     If   to the Fund:

                  Torrey International Strategy Partners, LLC
                  505 Park Avenue
                  5th Floor
                  New York, NY 10022
                  Attention:  James A. Torrey, CEO

17.  Miscellaneous.

     (a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

     (b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     (c) The Fund hereby acknowledges that the Torrey Associates, LLC also serves as the investment adviser to the Fund pursuant to a separate investment advisory agreement (the "Advisory Agreement") and that the services provided by Torrey Associates, LLC acting in its capacity as investor support services agent under this Agreement are separate and distinct from the services provided by Torrey Associates, LLC acting in its capacity as investment advisor under the Advisory Agreement.

18.  Assignment.

     This Agreement (including the indemnification provisions herein) may not be assigned by either party.

19.  Validity.

     Any provision or portion of a provision of this Agreement deemed to be in violation of any law or regulation in a particular jurisdiction shall be void and of no effect, and shall not affect the continued validity of any other provision or portion of a provision of this Agreement, which shall remain in full force and effect in such jurisdiction; provided further that any deemed invalidity of a provision or portion of a provision of this Agreement in a particular jurisdiction shall not affect the validity of such provision or portion of a provision of this Agreement (or the continued validity of any other provision or portion of a provision of this Agreement) in any other jurisdiction.

20.  Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof; provided, however, that in the event of any conflict between the provisions of the laws of New York and those of the 1940 Act, the 1940 Act provisions shall control. Any action relating to this Agreement may be brought in the state or federal courts situated in the Borough of Manhattan in the City of New York, and each party hereby consents to the non-exclusive jurisdiction of such courts.

     If the foregoing correctly sets forth our understanding with the Agent, please indicate the Agent's acceptance in the space provided below.

                                          Very truly yours,

                                          TORREY INTERNATIONAL STRATEGY
                                          PARTNERS, LLC


                                          By:
                                             -------------------------
                                             Name:
                                             Title:




Agreed to and accepted:

TORREY ASSOCIATES, LLC



By:
     -------------------------
     Name:
     Title:

80350.0024 #440085